Exhibit 1

                                    AGREEMENT

                     This will confirm the agreement by and among all the undersigned that the Amendment No. 2 to Schedule 13-D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of WilTel Communications Group, Inc. is being filed on behalf of each of the entities named below.


Dated:  May 15, 2003

                                 LUK ACQUISITION I, LLC
                                 LUK ACQUISITION II, LLC
                                 LEUCADIA NATIONAL CORPORATION


                                 BY: /s/ Joseph A. Orlando
                                     -----------------------------------------
                                     NAME: Joseph A. Orlando
                                     TITLE: President of each of LUK
                                            Acquisition I, LLC and LUK
                                            Acquisition II, LLC and Vice
                                            President and Chief Financial
                                            Officer of Leucadia National
                                            Corporation